UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 28, 2005

International Shipping Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51047	57-1212493
(Commission File Number)	(IRS Employer Identification No.)

1225 Franklin Avenue, Suite 325, Garden City, New York	11530
(Address of Principal Executive Offices)	(Zip Code)

(516) 240-8025

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2005, International Shipping Enterprises, Inc. (“ISE”) entered into a Stock Purchase Agreement (“Purchase Agreement”) with Navios Maritime Holdings Inc., a Marshall Islands corporation (“Navios”), and all the shareholders of Navios (“Navios shareholders”) in connection with ISE’s acquisition of Navios. Navios is headquartered in South Norwalk, Connecticut, and maintains offices in Piraeus, Greece, and Montevideo, Uruguay. It is one of the leading global brands in seaborne shipping, specializing in the worldwide carriage, trading, storing and the related logistics of international bulk cargoes. Navios’s fleet carries a wide range of cargoes including iron ore, coal, grain, minor bulks (such as cement and fertilizer) and steel products. From time to time over the past two years, Navios has deployed as many as 75 vessels. The transaction is expected to be consummated in the second fiscal quarter of 2005, upon receipt of the required approval by ISE stockholders, as discussed herein. In addition, it is currently anticipated that after the closing, Angeliki Frangou will be the Chief Executive Officer and Chairman of the Board of Directors.

Purchase Price

Simultaneously with the signing of the Purchase Agreement, ISE deposited $3,000,000 with an escrow agent as a deposit to be applied against the purchase price at closing. The $3,000,000 deposit may be adjusted to up to $6,000,000 under certain circumstances prior to closing. In the event that the closing does not occur, any and all deposits will be returned to ISE, except in those cases where the closing has not occurred due to a breach of a representation, warranty, covenant or agreement made by ISE in the Purchase Agreement. In connection with the deposit and other costs and expenses associated with the transaction, Ms. Frangou has agreed to loan the necessary funds to ISE as described in “Costs and Expenses” below.

At the closing, the Navios shareholders will be paid an aggregate of $607.5 million in cash for all the outstanding capital stock of Navios, subject to adjustments and certain holdbacks. The purchase price will be partially funded through a secured credit facility as described in “Financing” below. A portion of the purchase price, $4.0 million, will be held back to secure a purchase price adjustment that may occur following the closing that will be based on an EBITDA calculation relating to Navios’s operations.

Representations and Warranties

The Purchase Agreement contains representations and warranties of each of the ISE, Navios and the Navios shareholders, as applicable, relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capital structure and subsidiaries, (c) the authorization, performance and enforceability of the Purchase Agreement, (d) licenses and permits, (e) taxes, (f) absence of undisclosed liabilities, (g) holding of leases and ownership of other properties, (h) accounts receivable, (i) material contracts, (j) title and condition of assets, (k) absence of certain changes, (l) employee and employee benefit matters, (m) compliance with applicable laws, (n) absence of litigation, (o) maritime matters, (p) environmental matters and (q) insurance. The Navios shareholders have represented and warranted that they own all the stock of Navios.

Covenants

The Navios shareholders have agreed to cause Navios to continue to operate its business in the ordinary course prior to the closing.

Additional material covenants under the Purchase Agreement include:

(i) Each party shall obtain all necessary approvals, including governmental approvals, and ISE shall obtain stockholder approval;

(ii) ISE shall obtain, with the assistance of Navios, all “re-flagging” approvals where required;

(iii) Each party shall protect confidential information and maintain the confidentiality of the other’s proprietary information;

(iv) Until the earlier of closing or the termination of the Purchase Agreement, the terms of an exclusivity agreement previously entered into among the parties shall remain in effect; and

(v) Each party shall deliver certain opinions and/or certificates, as applicable, prior to specified dates set forth in the Purchase Agreement.

Conditions to Closing

A. General Conditions

Consummation of the transaction is conditioned on the approval of the stockholders of ISE at a special meeting called for the following purposes: (i) the approval of the Purchase Agreement and related transactions; and (ii) the approval of the reincorporation of ISE as a Marshall Islands company by means of a merger with Navios immediately following the closing. Such approval will be obtained in accordance with the organizational documents of ISE and pursuant to Delaware law.

In addition, the Purchase Agreement is conditioned upon: (i) no order, stay, judgment or decree issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of the transactions contemplated in the Purchase Agreement; (ii) execution and delivery to each party of each of the various transaction documents; (iii) delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the Purchase Agreement have been materially complied with by each party; and (iv) receipt of necessary consents and approvals by third parties and completing necessary proceedings.

B. ISE’s Conditions to Closing

The obligation of ISE to consummate the transactions contemplated by the Purchase Agreement also are conditioned upon each of the following, among other things:

(i) At the closing, there shall have been no material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of Navios and its subsidiaries;

(ii) To the knowledge of Navios and the Navios shareholders, the information with respect to Navios and its subsidiaries provided for inclusion in the ISE proxy statement at the time of its distribution and at the closing, will not contain any untrue statement of a material fact or omit to state any material fact;

(iii) Each of Ted C. Petrone, Michael E. McClure, Shunji Sasada, Pablo Soler and Gabriel Soler will have entered into employment agreements with ISE; and

(iv) Each of Robert G. Shaw, Bruce C. Hoag, Ted C. Petrone, Michael E. McClure, Shunji Sasada, Anastassis G. David and Anthony R. Whitworth will have entered into non-competition and non-solicitation agreements with ISE.

Indemnification

The Navios shareholders shall indemnify and hold harmless ISE for any damages, whether as a result of any third party claim or otherwise, and which arise from or in connection with the breach of representations and warranties and agreements and covenants of the Navios shareholders. ISE shall indemnify and hold harmless each Navios shareholder from and against any damages, whether as a result of any third party claim or otherwise, and which arise from or in connection with the breach of representations and warranties and agreements and covenants of ISE. Claims may be asserted once the individual item exceeds $25,000 and when total damages exceed 1% of the sum of the purchase price. Additionally, subject to certain exceptions, the aggregate liability for losses under the Purchase Agreement shall not exceed 60% of the purchase price. Any indemnification payments shall be deemed to be an adjustment to the purchase price.

Termination

The Purchase Agreement may be terminated at any time, but not later than the closing as follows:

(i) By mutual written consent of ISE and the Navios shareholders;

(ii) By either party if the closing has not occurred by May 20, 2005 (such date being subject to extension upon the occurrence of various events and/or conditions); or

(iii) By either party if the other party has breached any of its covenants or representations and warranties in any material respect.

Assignment

Under certain circumstances, ISE has the right to assign its rights and obligations under the Purchase Agreement to an affiliate. As previously indicated, Angeliki Frangou, the Chairman,

Chief Executive Officer, President and a principal shareholder of ISE, has indicated that if stockholder approval for the acquisition is not obtained, she is prepared to acquire Navios individually or through one of her affiliated companies.

Employment Agreements

Each of Ted C. Petrone, Michael E. McClure and Shunji Sasada will enter into a two-year employment agreement with ISE. Each of Pablo Soler and Gabriel Soler will enter into a one-year employment agreement with ISE. The agreements will provide for an annual salary of 120% of the salary that such individuals are currently receiving. The executives will be entitled to certain benefits, including, insurance benefits, paid vacation, and reimbursement of business expenses.

Reincorporation

It is intended that, subject to stockholder approval, ISE will reincorporate as a Marshall Islands company by means of a merger with the newly acquired Navios.

Financing

ISE has received a commitment letter for a secured credit facility with HSH Nordbank AG to provide ISE with the additional financing it will require to complete the acquisition of Navios. Consummation of such credit facility is subject to the execution and delivery of definitive loan documentation.

Costs and Expenses

In addition to the Purchase Agreement, on February 28, 2005, ISE entered into an agreement with Ms. Frangou, pursuant to which, prior to the closing of the acquisition of Navios, Ms. Frangou has agreed to advance funds to ISE to cover ISE’s transaction costs and expenses which exceed those funds currently available for ISE’s use in consummating an acquisition transaction, (including funding the deposit under the Purchase Agreement and any commitment fees required by HSH Nordbank AG). Any advances made shall be repaid without interest at the closing of the acquisition of Navios or on demand thereafter.

Item	9.01 Financial Statements and Exhibits

The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	Press Release dated March 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPPING ENTERPRISES, INC.

By:	/s/ Angeliki Frangou
Name:	Angeliki Frangou
Title:	Chairman, Chief Executive Officer and President

Date: March 4, 2005